Exhibit 99.1

SAVARA GRANTED BREAKTHROUGH THERAPY DESIGNATION FOR MOLGRADEX FOR THE TREATMENT OF AUTOIMMUNE PULMONARY ALVEOLAR PROTEINOSIS (aPAP)

AUSTIN, TX – Dec. 30, 2019 – Savara Inc. (Nasdaq: SVRA), an orphan lung disease company, today announced that the U.S. Food and Drug Administration (FDA) has granted Breakthrough Therapy designation for Molgradex, an inhaled formulation of recombinant human granulocyte-macrophage colony-stimulating factor (GM-CSF), for the treatment of aPAP.

Breakthrough Therapy designation is a process designed to expedite the development and review of drugs that are intended to treat a serious condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint(s).1

The Molgradex Breakthrough Therapy designation is based on data from IMPALA, a pivotal Phase 3 clinical study evaluating Molgradex for the treatment of aPAP. Data from the study was recently presented in an oral session at the 2019 European Respiratory Society (ERS) International Congress in Madrid, Spain.

“We are pleased that the FDA recognized Molgradex as a breakthrough therapy for the treatment of aPAP, a debilitating rare lung disease with no approved pharmacologic treatment options,” said Rob Neville, Chief Executive Officer, Savara. “We believe this designation reflects the significance of Molgradex as an investigational product that, based on the IMPALA study, has been demonstrated to improve patient outcomes. Breakthrough designation is designed to provide increased collaboration and more frequent dialogue with the FDA and is an important milestone as we work to determine the best path forward for this product.”

About Savara

Savara is an orphan lung disease company. Savara’s pipeline comprises Molgradex, an inhaled granulocyte-macrophage colony-stimulating factor (GM-CSF) in Phase 3 development for autoimmune pulmonary alveolar proteinosis (aPAP), in Phase 2a development for nontuberculous mycobacterial (NTM) lung infection in both non-cystic fibrosis (CF) and CF-affected individuals with chronic NTM lung infection; and AeroVanc, a Phase 3-stage inhaled vancomycin for treatment of persistent methicillin-resistant Staphylococcus aureus (MRSA) lung infection in CF. Savara’s strategy involves expanding its pipeline of potentially best-in-class products through indication expansion, strategic development partnerships and product acquisitions, with the goal of becoming a leading company in its field. Savara’s management team has significant experience in orphan drug development and pulmonary medicine, identifying unmet needs, developing and acquiring new product candidates, and effectively advancing them to approvals and commercialization. More information can be found at www.savarapharma.com. (Twitter: @SavaraPharma, LinkedIn: www.linkedin.com/company/savara-pharmaceuticals/)

Forward Looking Statements

Savara cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation

[1]	https://www.fda.gov/patients/fast-track-breakthrough-therapy-accelerated-approval-priority-review/breakthrough-therapy

Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements regarding our belief that this designation reflects the significance of Molgradex as an investigational product that, based on the IMPALA study, has been demonstrated to improve patient outcomes and that is an important milestone as we work to determine the best path forward for this product. Savara may not actually achieve any of the matters referred to in such forward-looking statements, and you should not place undue reliance on these forward-looking statements. These forward-looking statements are based upon Savara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the outcome of our ongoing discussions with the FDA regarding our IMPALA data and the path forward, risks and uncertainties associated with the outcome of our ongoing and planned clinical trials for our product candidates, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for Savara’s operations and to conduct or continue planned clinical development programs, the ability to obtain the necessary patient enrollment for our product candidates in a timely manner, the ability to successfully identify product acquisition candidates, the ability to successfully develop our product candidates, the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates such as Molgradex and AeroVanc that are safe and effective for use as human therapeutics, and the timing and ability of Savara to raise additional equity capital as needed to fund continued operations. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of our risks and uncertainties, you are encouraged to review our documents filed with the SEC including our recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Contacts:

Savara Inc. IR & PR

Anne Erickson (anne.erickson@savarapharma.com)

(512) 851-1366

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